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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Summary Financial Information," "Selected Financial Information" and "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 33-55989) and related Prospectus of National Steel Corporation for the Registration of 6,900,000 shares of its Class B Common Stock and to the incorporation by reference herein of our report dated January 26, 1994, except for the last paragraph of Note S, as to which the date is February 11, 1994, with respect to the consolidated financial statements and schedules of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                              ---------------------
                                               Ernst & Young LLP

Fort Wayne, Indiana
January 17, 1995